Exhibit 23: Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports, dated August 1, 2005, in Form 10-Q filing of the Peoples Financial Corporation.
/s/ Piltz, Williams, LaRosa & Co.
PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
August 10, 2005